UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
ARCHAEA ENERGY INC.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND
2022 PROXY STATEMENT

NOTICE OF 2022
ANNUAL MEETING OF STOCKHOLDERS

Date: May 18, 2022 Time: 10:00 a.m. Central Time Place: www.virtualshareholdermeeting .com/LFG2022 Record Date: March 23, 2022
Items of Business:

1. To elect the three directors named in the Proxy Statement to serve as Class I directors until the 2025 annual meeting of stockholders or until their respective successors are elected and qualified

2. To ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2022

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof

The Board of Directors has fixed March 23, 2022 as the record date for determining stockholders entitled to receive notice of, and to vote at, the 2022 annual meeting of stockholders (“Annual Meeting” or “Annual Meeting of Stockholders”) or any adjournment or postponement thereof. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.
YOUR VOTE IS IMPORTANT
www.proxyvote.com	1-800-690-6903

Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717
Important Notice Regarding the Availability of Proxy Materials for our Annual Meeting of Stockholders to be Held on May 18, 2022. The Proxy Statement and our Annual Report to Stockholders and Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Annual Report”) are available at www.proxyvote.com.
By Order of the Board of Directors

Daniel J. Rice, IV
Executive Chairman
April 5, 2022
* It is important that you retain a copy of the control number found on your proxy card, as such number will be required in order for shareholders of record to gain access to the Annual Meeting. For holders who own shares in street name through your brokers, your control number will be issued to you by your brokerage firm.

PROXY STATEMENT SUMMARY
VOTING MATTERS
Items of Business:		Our Board of Directors Recommends You Vote:	Page Reference (for more detail)
1	To elect the three directors named in the Proxy Statement to serve as Class I directors until the 2025 annual meeting of stockholders or until their respective successors are elected and qualified	FOR the election of each director nominee	5
2	To ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2022	FOR the ratification of the appointment	29
3	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current facts made in this document are forward-looking. We use words such as anticipates, believes, expects, future, intends, and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in our 2021 Annual Report. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 18, 2022
ANNUAL MEETING INFORMATION
General
The enclosed proxy is solicited by the Board of Directors (the “Board” or “Board of Directors”) of Archaea Energy Inc. (“Archaea” or the “Company” or “we”) for the Annual Meeting of Stockholders to be held at 10:00 a.m., Central Time, on May 18, 2022, and any adjournment or postponement thereof. We will conduct a virtual online Annual Meeting this year, so our stockholders can participate from any geographic location with Internet connectivity. We believe this enhances accessibility to our Annual Meeting for all of our stockholders and reduces the carbon footprint of our activities. Stockholders may participate in the Annual Meeting at www.virtualshareholdermeeting.com/LFG2022 and may submit questions during or in advance of the Annual Meeting. Our principal offices are located at 4444 Westheimer Road, Suite G450, Houston, Texas 77027. This Proxy Statement is first being made available to our stockholders on or about April 5, 2022.
Explanatory Note
We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) December 31, 2019; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission (the “SEC”).
Voting at the Annual Meeting
The Company’s Class A common stock, par value $0.0001 per share, and Class B common stock, par value $0.0001 per share (the Class B common stock together with the Class A common stock, the “common stock”), are the only classes of securities that entitle holders to vote generally at meetings of the Company’s stockholders. Holders of Class A common stock and Class B common stock will vote together as a single class on all matters presented at the Annual Meeting.
Outstanding Securities and Quorum
Only holders of record of our common stock at the close of business on March 23, 2022, the record date, will be entitled to notice of, and to vote at, the Annual Meeting. On that date, we had 119,563,489 shares of common stock, consisting of 65,339,111 shares of Class A common stock and 54,224,378 shares of Class B common stock, outstanding and entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each other item to be voted on at the Annual Meeting. A majority of the outstanding shares of common stock entitled to vote, present or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and broker nonvotes will be included in determining the presence of a quorum for the Annual Meeting.
Internet Availability of Proxy Materials
We are furnishing proxy materials to some of our stockholders via the Internet by mailing a Notice of Internet Availability of Proxy Materials, instead of mailing or e-mailing copies of those materials. The Notice of Internet Availability of Proxy Materials directs stockholders to a website where they can access our proxy materials, including our proxy statement and our annual report, and view instructions on how to vote via the Internet, mobile device, or by telephone. If you received a Notice of Internet Availability of Proxy Materials and would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. We are also providing the option for stockholders to elect to receive our proxy materials via e-mail in the future, and if you make this election, you will receive access to those materials electronically unless you elect otherwise.
We encourage you to register to receive all future stockholder communications electronically, instead of in print. This means that access to the annual report, proxy statement, and other correspondence will be delivered to you via e-mail.
Proxy Voting
Shares that are properly voted via the Internet, mobile device, or by telephone or for which proxy cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted in accordance with the Board’s recommendations as follows: “FOR” the election of each of the nominees to the Board named herein and “FOR” the ratification of the appointment of our independent auditors. It is not expected that any additional matters will be brought before the Annual Meeting, but if other matters are properly presented, the persons named as proxies in the proxy card or their substitutes will vote in their discretion on such matters.
Voting via the Internet, mobile device, or by telephone helps save money by reducing postage and proxy tabulation costs. To vote by any of these methods, read this Proxy Statement, have your Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form in hand, and follow the instructions below for your preferred method of voting. Each of these voting methods is available 24 hours per day, seven days per week.
We encourage you to cast your vote by one of the following methods:
VOTE BY INTERNET	VOTE BY QR CODE	VOTE BY TELEPHONE
Shares Held of Record: http://www.proxyvote.com	Shares Held of Record: See Proxy Card	Shares Held of Record: 800-690-6903

Shares Held in Street Name:	Shares Held in Street Name:	Shares Held in Street Name:
See Notice of Internet Availability or Voting Instruction Form	See Notice of Internet Availability or Voting Instruction Form	See Voting Instruction Form
The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your shares are book entries in your name so that you appear as a stockholder on the records of Continental Stock Transfer & Trust Company, our stock transfer agent, you may vote by proxy, meaning you authorize individuals named in the proxy card to vote your shares. You may provide this authorization by voting via the Internet, mobile device, by telephone, or (if you have received paper copies of our proxy materials) by returning a proxy card. You also may participate in and vote during the Annual Meeting. If you own common stock of record and you do not vote by proxy or at the Annual Meeting, your shares will not be voted.
If you own shares in street name, meaning that your shares are held by a bank, brokerage firm, or other nominee, you may instruct that institution on how to vote your shares. You may provide these instructions by voting via the Internet, mobile device, by telephone, or (if you have received paper copies of proxy materials through your bank, brokerage firm, or other nominee) by returning a voting instruction form received from that institution. You also may participate in and vote during the Annual Meeting. If you own common stock in street name and do not either provide voting instructions or vote during the Annual Meeting, the institution that holds your shares may nevertheless vote your shares on your behalf with respect to the ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2022 but cannot vote your shares on any other matters being considered at the meeting.
Participating in the Annual Meeting
This year’s Annual Meeting will be accessible through the Internet. We are conducting a virtual online Annual Meeting so our stockholders can participate from any geographic location with Internet connectivity. We believe this enhances accessibility to our Annual Meeting for all of our stockholders and reduces the carbon footprint of our activities. We have worked to offer the same rights and opportunities to participate as would be provided at an in-person meeting, while providing an online experience available to all stockholders regardless of their location.
You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on March 23, 2022, the record date, or hold a valid proxy for the meeting. To participate in the Annual Meeting, including to vote during the meeting, stockholders of record must access the meeting website at www.virtualshareholdermeeting.com/LFG2022 and enter the 16-digit control number found on the Notice of Internet Availability of Proxy Materials or on the proxy card provided to you with this Proxy Statement, or that is set forth within the body of the email sent to you with the link to this Proxy Statement. If your shares are held in street name and your Notice of Internet Availability of Proxy Materials or voting instruction form indicates that you may vote those shares through the www.proxyvote.com website, then you may access, participate in, and vote at the Annual Meeting with the 16-digit control number indicated on that Notice of Internet Availability of Proxy Materials or voting instruction form. Otherwise, stockholders who hold their shares in street name should contact their bank, broker, or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting.
Regardless of whether you plan to participate in the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Accordingly, we encourage you to vote in advance of the Annual Meeting.
Stockholders are able to submit questions for the Annual Meeting’s question and answer session during the meeting through www.virtualshareholdermeeting.com/LFG2022. Stockholders who have been provided or obtained a 16-digit control number may submit a question in advance of the meeting at www.proxyvote.com after logging in with that control number. Each stockholder will be limited to one question. We will endeavor to answer as many questions submitted by shareholders as time permits. To ensure the meeting is conducted in a manner that is fair to all shareholders, the chair of the meeting may exercise broad discretion in recognizing shareholders who wish to participate, the order in which questions are asked, and the amount of time devoted to any one question. We reserve the right to edit or reject questions we deem inappropriate. Additional information regarding the rules and procedures for participating in the Annual Meeting (including any adjournment thereof) will be set forth in our meeting rules of conduct, which stockholders can view during the meeting at the meeting website or during the ten days prior to the meeting at www.proxyvote.com.
We encourage you to access the Annual Meeting before it begins. Online check-in will be available at 9:45 a.m., Central Time, approximately 15 minutes before the meeting starts on May 18, 2022.
Voting Standard
A nominee for director shall be elected to the Board by a plurality standard. Practically speaking, this means that the directors who receive the highest number of votes are elected to the available seats, which, because this election is not contested, means that the nominees will be elected provided they each receive one vote for their election. However, if the votes cast for any nominee do not exceed the votes withheld from the nominee, the Board will consider that in assessing the Board’s composition going forward and in considering whether to renominate a particular individual in the future. Abstentions and broker nonvotes will have no effect on the outcome of the election. Broker nonvotes occur when a person holding shares in street name, such as through a brokerage firm, does not provide instructions as to how to vote those shares and the broker does not then vote those shares on the stockholder’s behalf.
For all other matters proposed for a vote at the Annual Meeting, the affirmative vote of a majority of the outstanding shares of common stock present or represented by proxy and entitled to vote on the matter is required to approve the matter. For these matters, cast abstentions are counted as a vote “against” the matter, and broker nonvotes, if any, will have no effect on the outcome of these matters. We do not expect there to be any broker nonvotes for the ratification of our independent auditor because brokers have discretion to vote on the ratification of the appointment of the independent auditor, therefore, if the beneficial owner of shares does not provide the broker with instructions on how to vote, the broker may still vote on this proposal.

Revocation
If you own common stock of record, you may revoke your proxy or change your voting instructions at any time before your shares are voted at the Annual Meeting by delivering to the Secretary of Archaea Energy Inc. a written notice of revocation or a duly executed proxy (via the Internet, mobile device, or telephone or by returning a proxy card) bearing a later date or by participating in and voting during the Annual Meeting. A stockholder owning common stock in street name may revoke or change voting instructions by contacting the bank, brokerage firm, or other nominee holding the shares or by participating in and voting during the Annual Meeting.

ITEM 1—ELECTION OF DIRECTORS
The Board is currently staggered, which means that only one class is up for election in any given year. At the Annual Meeting, our Class I directors, J. Kyle Derham, Dr. Kathryn Jackson and Scott Parkes, who currently serve as directors on the Board, are up for election. The Board, based on the recommendation of the Nominating and Corporate Governance Committee, proposed that J. Kyle Derham, Dr. Kathryn Jackson and Scott Parkes be elected at the Annual Meeting, each of whom will hold office until the 2025 Annual Meeting of Stockholders or until their successor shall have been elected and qualified. Biographical information about each of the nominees and a discussion of the qualifications, attributes and skills of each nominee is contained in the following section.
The Board expects that the three nominees will be available to serve as directors. However, if any of them should be unwilling or unable to serve, the Board may decrease the size of the Board or may designate substitute nominees, and the proxies will be voted in favor of any such substitute nominees.
The Board of Directors recommends a vote “FOR” each nominee.

CORPORATE GOVERNANCE: THE BOARD
Director Qualifications and Experience
The following chart reflects areas of qualifications and experience that the Board views as important when evaluating directors. The Nominating and Governance Committee and the Board believe that each director brings to our board their own unique background and range of expertise, knowledge, and experience, including as a result of their valued service on the Board and its committees, that provide the Board with an appropriate and diverse mix of qualifications, skills, and attributes necessary for our board to fulfill its oversight responsibility to shareholders. Each director also contributes other important skills, expertise, experience, and personal attributes to the Board that are not reflected in the chart below.
	Nicholas Stork, CEO	Daniel J. Rice, IV	J. Kyle Derham	Kathryn Jackson	Scott Parkes	Joseph Malchow	James Torgerson
Knowledge, Skills and Experience
Public Company Board Experience Experience serving as a public company director, demonstrated understanding of current corporate governance standards and best practices in public companies.		✔		✔		✔	✔
Senior Leadership Experience “C-Suite” experience with public company; leadership experience as a division president or functional leader within a complex organization.	✔	✔	✔	✔	✔		✔
Finance / Accounting Experience assessing financial statements and performance; financial strategy (dividends/stock repurchases/financings), capital allocation and large capital projects.	✔	✔	✔	✔	✔	✔	✔
Technology and Innovation / Cybersecurity Experience in information security, data privacy, cybersecurity, or use of technology to facilitate business operations.	✔			✔		✔	✔
Government Relations / Regulatory Experience with government relations, regulatory matters and public policy issues.				✔		✔	✔
Operations / Engineering Experience developing and implementing operating plans and business strategy; familiarity with system operations.	✔		✔	✔		✔
Strategic Planning / Oversight Experience with developing and overseeing operating plans and long-term business strategy; familiarity with quality control programs and continuous improvement processes.	✔	✔	✔	✔	✔	✔	✔
Human Resources / Compensation Experience in recruiting, retaining, and developing key talent; experience with executive compensation and broad-based incentive planning.		✔	✔	✔	✔	✔	✔
Mergers and Acquisitions Experience evaluating, structuring, and negotiating business combinations and key acquisitions;	✔	✔	✔		✔	✔	✔
Environmental, Social and Governance (ESG) Informed on Company issues related to corporate social responsibility, sustainability, and philanthropy	✔			✔	✔		✔
Risk Management Experience in overseeing, managing and mitigating key risks, strategic planning or compliance.			✔	✔	✔		✔
Industry Experience Experience in the Company’s business and industry, including energy, energy transition, and renewable energy	✔	✔	✔	✔	✔		✔
Market Development Experience in developing markets for products and services and meeting customer expectations.	✔				✔	✔

Biographical Information of Directors
J. Kyle Derham
Age 34 Director since September 2021 Board committees: Compensation Other current public company boards: Rice Acquisition Corp. II	Partner of Rice Investment Group; President, CEO and Director of Rice Acquisition Corp. II
Background

Mr. Derham served as Chief Financial Officer of Rice Acquisition Corp. (“RAC”) from October 2020 to September 2021. Mr. Derham is a Partner of Rice Investment Group and the President, Chief Executive Officer, and a director of Rice Acquisition Corp. II, a blank check company that was formed by an affiliate of Rice Investment Group to consummate an initial business combination (“Rice II”). Mr. Derham served Rice II as Chief Financial Officer from inception in February 2021 until February 2022, at which point he was appointed Chief Executive Officer. Mr. Derham, as part of the Rice Investment Group team, led the stockholder campaign in 2019 to revamp the strategic direction of EQT Corporation (“EQT”), the largest operator of natural gas production in the U.S., and elect a majority slate of director candidates to the board of EQT. Following the campaign, Mr. Derham served as interim Chief Financial Officer of EQT and currently serves as a strategic advisor to the company. Mr. Derham previously served as Vice President, Corporate Development and Finance of Rice Energy, Inc. (“Rice Energy”) and Rice Midstream Partners LP (“Rice Midstream Partners”) from January 2014 through November 2017. Mr. Derham also has experience as a private equity investor, working as an associate at First Reserve and as an investment banker at Barclays Investment Bank. Through his various roles working alongside the Rice family, Mr. Derham has focused on evaluating, structuring, and negotiating key acquisitions and execution of critical strategic initiatives to generate attractive risk-adjusted returns for investors. Mr. Derham’s significant experience in financial and leadership positions makes him well suited to serve as a member of our Board of Directors. Mr. Derham holds a B.A. in Finance from the Wharton School of the University of Pennsylvania.

Dr. Kathryn Jackson

Age 64

Director since
September 2021

Board committees:
Nominating and Corporate Governance (Chair); Audit; Safety, Health, Environmental and Quality

Other current public company boards:
Portland General Electric; Cameco Corporation; EQT
Former Director of Energy and Technology Consulting of KeySource, Inc.
Background

Dr. Jackson is an accomplished executive leader with a highly successful career in electricity generation, energy system operations, and technology management. Dr. Jackson served as Director of Energy and Technology Consulting for KeySource, Inc., a solutions-oriented company that provides strategic business consulting, from October 2016 to May 2021. Prior to this role, Dr. Jackson has served as President and Chief Technology Officer for RTI International Metals, Chief Technology Officer and Senior Vice President for Research and Technology for Westinghouse Electric Company, LLC, and Executive Vice President of River System Operations and Environment for the Tennessee Valley Authority. Dr. Jackson serves on the board of directors of Portland General Electric, Cameco Corporation and EQT. Dr. Jackson previously served on the board of directors of Rice Energy from April 2017 until its acquisition by EQT. Dr. Jackson, a member of the National Academy of Engineering, holds advanced degrees in engineering, industrial engineering, and public policy from Carnegie Mellon University and the University of Pittsburgh. The Board values Dr. Jackson’s expertise in regulatory, legislative, and public policy issues. Her innovation, technology, and engineering skills, in addition to her experience with generation facilities and large energy trading and utility operations, are highly beneficial to the Board.

Scott Parkes
Age 45 Director since September 2021 Board committees: Safety, Health, Environmental and Quality (Chair); Compensation Other current public company boards: None	Former Principal of Ares Management LLC
Background

Mr. Parkes served as a Principal at Ares Management LLC (“Ares”), a global alternative investment manager operating in the credit, private equity, real estate market and infrastructure asset classes, until April of 2022. While with Ares, Mr. Parkes served as a member of the Aria Energy LLC (“Aria”) board of directors from January 2008 to September 2021, where he served on the Audit Committee and Compensation Committee. In addition to his role with Aria, Mr. Parkes has served as a member of the board of directors of Swell Energy Inc. and Paradigm Midstream, LLC since 2019 and 2018, respectively, both of which are privately held portfolio companies of Ares-managed funds. Mr. Parkes was a Senior Vice President at Energy Investors Funds (“EIF”) from July 2007 until EIF was acquired by Ares in January 2015. At both EIF and Ares, Mr. Parkes focused on originating, analyzing, structuring, and closing new fund investments, as well as ongoing portfolio company management. Previously, he held various finance roles within Exxon Mobil Corporation and was a Financial Analyst in the Global Power Investment Banking Group at J.P. Morgan. He began his career at as a Financial Analyst at McManus and Miles, a boutique investment bank serving the U.S. electric power industry. Mr. Parkes’ extensive executive and professional experience in the energy industry qualify him to serve as a director. Mr. Parkes holds a B.A. from Columbia University in Economics and an M.B.A. from Yale University School of Management in Finance. Mr. Parkes’ extensive experience serving as a member of the board of director of Aria and other leadership experience makes him well suited to serve as a member of our Board of Directors.

Joseph Malchow
Age 36 Director since September 2021 Board committees: Compensation (Chair); Audit Other current public company boards: Enphase Energy, Inc.	Founding General Partner of HNVR Technology Investment Management
Background

Mr. Malchow is the Founding General Partner at HNVR Technology Investment Management in Menlo Park, California, a Seed and Series A venture capital firm founded in 2018. The firm supports software entrepreneurs in fields including artificial intelligence, developer tooling, low code business logic, data and computing infrastructure, cybersecurity for enterprises, and software-as-a-service in a number of specific verticals including finance and credit, freight and logistics, national security, defense technology, and energy. Mr. Malchow has also been an active investor since 2013, originating equity investments in private technology companies in the Palo Alto-San Francisco corridor and in selected areas around the country. Mr. Malchow also sits on the Board of Enphase Energy, Inc., a global energy technology company. Mr. Malchow earned an A.B. from Dartmouth College in 2008. He later studied at the law and business schools of Stanford University, receiving a J.D. in 2013. Mr. Malchow’s entrepreneurial experience, experience in evaluating new technology and systems, and in making financial investments in growing enterprises, as well as his experience serving on the board of another energy company, make him well suited to serve as a member of our Board of Directors.

Daniel Joseph Rice, IV
Age 41 Director since September 2021 Board committees: Nominating and Corporate Governance Other current public company boards: EQT; Rice Acquisition Corp. II; Whiting Petroleum	Executive Chairman and Chairman of the Board; Partner of Rice Investment Group; Director of Rice Acquisition Corp. II
Background

Mr. Rice served as Chief Executive Officer of RAC from October 2020 to September 2021. Mr. Rice has over 15 years of experience in the energy industry. He is also a director of Rice II. He served Rice II as the Chief Executive Officer from inception in February 2021 to February 2022. Mr. Rice is a Partner of Rice Investment Group and served as Chief Executive Officer of Rice Energy from October 2013 through the completion of its acquisition by EQT in November 2017. Prior to his role as Chief Executive Officer, Mr. Rice served as Chief Operating Officer of Rice Energy from October 2012 through September 2013 and as Vice President and Chief Financial Officer of Rice Energy from October 2008 through September 2012. Mr. Rice oversaw Rice Energy’s growth from start-up through its $1 billion initial public offering in 2014 and eventual $8.2 billion sale to EQT in 2017. Mr. Rice also oversaw the creation and growth of Rice Midstream Partners, which was acquired by EQT Midstream Partners, LP for $2.4 billion in 2018. Mr. Rice established Rice Energy’s strategic framework for value creation, which yielded success for its stockholders and employees. He has utilized his operating and growth strategy formulation experience as the founder of Rice Energy to help portfolio companies of Rice Investment Group to refine and optimize their business strategies in order to profitably grow. Prior to joining Rice Energy, he was an investment banker for Tudor Pickering Holt & Co. in Houston and held finance and strategic roles with Transocean Ltd. and Tyco International plc. Mr. Rice currently serves on the board of directors of EQT, Whiting Petroleum and Rice II. Prior to joining Rice Energy, he was an investment banker for Tudor Pickering Holt & Co. in Houston and held finance and strategic roles with Transocean Ltd. and Tyco International plc. Mr. Rice’s extensive experience in the energy industry, including service in management and other leadership roles, makes him well suited to serve as a member of the Board. Mr. Rice holds a B.A. in Finance from Bryant University.

Nicholas Stork
Age 38 Director since September 2021 Board committees: Safety, Health, Environmental and Quality Other current public company boards: None	CEO of Archaea; CFO and Director of Noble Environmental, Inc.
Background

Mr. Stork has served as Chief Executive Officer of Archaea since September 2021. Mr. Stork served as co-founder, Chief Executive Officer, and a director of Archaea Energy LLC from its founding in November 2018 until combination with RAC and Aria in September 2021. Since November 2016, Mr. Stork has also served as Chief Financial Officer and a director of Noble Environmental, Inc. (“Noble”), an industry-leading environmental services company focused on providing innovative solutions to solid waste management companies, and Managing Partner of Noble House Capital, where he is responsible for investing and business development in the Appalachian Basin. From 2013 to 2016, Mr. Stork served as a Principal with Baleen Capital Management, a global value investment firm. Mr. Stork has significant experience in the energy industry and also brings extensive executive level experience to our Board. Mr. Stork holds a B.A. from Dartmouth College.

James Torgerson
Age 69 Director since September 2021 Board committees: Audit (Chair); Nominating and Corporate Governance Other current public company boards: Portland General Electric Company	Former CEO of Avangrid, Inc.
Background

Mr. Torgerson was the Chief Executive Officer of Avangrid, Inc., a public utility company with $35 billion of assets, from December 2015 until June 2020. Prior to that role, Mr. Torgerson served as President and Chief Executive Officer of UIL Holdings Corporation beginning in 2006. Prior to 2006, Mr. Torgerson was President and Chief Executive Officer of Midcontinent Independent System Operator, Inc. Mr. Torgerson is a director of Portland General Electric Company and is the chair of its Compensation and Human Resources Committee. Mr. Torgerson served as the chair of the board of directors of the American Gas Association and serves as a trustee of the Yale-New Haven Hospital and as a trustee of Yale New Haven Health System. Until his retirement in June 2020, he served on the board and as an executive committee member of the Edison Electric Institute (“EEI”). Mr. Torgerson also co-chaired EEI’s Board Committee for Reliability, Security and Business Continuity, which included responsibility related to cyber security for the EEI member utilities. Mr. Torgerson, prior to his retirement, was also a member of the Electricity Sub-sector Coordinating Council, that coordinates with the federal government on physical and cyber security and natural disasters impacting the electric grid. Mr. Torgerson has significant executive leadership experience and extensive knowledge of the utility industry, including clean energy development, finance and accounting, U.S. energy markets, regulation, risk management and strategic planning, all of which we believe will be an asset to our Board. Mr. Torgerson holds a B.B.A. in Accounting from Cleveland State University.

Board Composition
The business and affairs of Archaea are organized under the direction of the Board which consists of seven members. The Chairman of the Board is selected by the Board and currently is Daniel J. Rice, IV. The Board meets on a regular basis and additionally as required. Subsequent to the consummation of the Business Combinations, the Board held 8 meetings in 2021. Each director attended at least 87% of the meetings of the Board and each committee on which they served in 2021 (held during the period in which the director served). The independent directors regularly hold executive sessions without the Chief Executive Officer or management present, and in 2021, the independent directors met in executive session at least once. Directors are required to attend the Company’s annual meeting of stockholders unless unusual circumstances make attendance impractical. The Board is divided into three classes: Class I, Class II and Class III, with members of each class serving staggered three-year terms. The Board is divided into the following classes:
►	Class I, which consists of J. Kyle Derham, Dr. Kathryn Jackson and Scott Parkes, whose terms will expire at the Annual Meeting;
►	Class II, which consists of Joseph Malchow and Daniel Joseph Rice, IV, whose terms will expire at the 2023 annual meeting of stockholders; and
►	Class III, which consists of Nicholas Stork and James Torgerson, whose terms will expire at the 2024 annual meeting of stockholders.
At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election and until their successors are duly elected and qualified.
Board Leadership
The roles of Chairman of the Board and Chief Executive Officer are currently separated. Mr. Rice, who serves as Chairman of the Board, has the title of Executive Chairman, and Mr. Stork serves as our Chief Executive Officer. We believe that separating these positions allows Mr. Stork to focus on our day-to-day business and operations and allows Mr. Rice to focus his energies on the Company’s strategic initiatives and leading the Board in its fundamental role of providing advice to and oversight of management.
Although the Chairman of the Board is currently independent, and the Board believes that there are advantages to having an independent Chairman, the Board has no policy regarding the separation of the roles of Chairman and Chief Executive Officer, and considers the duties of these roles, and whether they should be combined or separated, during succession planning. In the event the Board elects as its Chairman a director who is not independent, the Board shall also designate a lead director who is independent.

Director Independence
The Board has determined that the following directors are independent as defined by the New York Stock Exchange (“NYSE”) rules: Mr. Derham, Dr. Jackson, Mr. Parkes, Mr. Rice, Mr. Malchow and Mr. Torgerson. Mr. Stork is not independent because of his service as Archaea’s CEO. In assessing directors’ independence, the Board took into account certain transactions, relationships, and arrangements involving some of the directors and concluded that such transactions, relationships, and arrangements did not impair the independence of the director. The Board consists of a majority of independent directors, as defined under the rules of the SEC and NYSE listing standards relating to director independence requirements. In addition, Archaea is subject to the rules of the SEC and the NYSE relating to the membership, qualifications, and operations of the Audit Committee, as discussed below.
Risk Oversight
As part of regular Board and committee meetings, the directors oversee executives’ management of risks relevant to the Company. While the full Board has overall responsibility for risk oversight, the Board has delegated responsibility related to certain risks to various committees. In particular, the Audit Committee has the responsibility to review and discuss our major financial risk exposures and cybersecurity risks and the steps our management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements. Our Compensation Committee assesses and monitors whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements. The full Board regularly reviews reports from management on various aspects of our business, including related risks and tactics and strategies for addressing them.
Board Committees
The Board has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, each of which is comprised entirely of directors who meet the applicable independence requirements of the NYSE rules. The Board has also established a Safety, Health, Environmental and Quality Committee which is comprised of both independent and non-independent directors. The Committees keep the Board informed of their actions and provide assistance to the Board in fulfilling its oversight responsibility to stockholders. The table below provides current membership information as well as meeting information for the last fiscal year.
Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Safety, Health, Environmental and Quality Committee
J. Kyle Derham
Dr. Kathryn Jackson
Joseph Malchow
Scott Parkes
Daniel Joseph Rice, IV
Nicholas Stork
James Torgerson
Total Meetings in 2021	3	1	2	*
©Committee Chair
* Committee was formed in 2022.

The functions performed by these Committees, which are set forth in more detail in their charters, are summarized below.
Audit Committee
Our Audit Committee consists of Dr. Kathryn Jackson, Joseph Malchow and James Torgerson. The Board has determined that each of the members of the Audit Committee satisfies the independence requirements of the NYSE and Rule 10A-3 under the Exchange Act. James Torgerson serves as chair of the committee. Each member of the committee is financially literate, and our Board has determined that James Torgerson qualifies as an “audit committee financial expert” as defined in applicable SEC rules. In making this determination, the Board considered each such director’s formal education and previous experience in financial roles.
Both our independent registered public accounting firm and management periodically will meet privately with our Audit Committee. The Audit Committee held three meetings during the 2021 fiscal year.
The functions of this committee include, among other things:
►
the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm and any other independent registered public accounting firm engaged by us;

►
pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

►	reviewing and discussing with the independent registered public accounting firm all relationships the auditors have with us in order to evaluate their continued independence;
►	setting clear hiring policies for employees or former employees of the independent registered public accounting firm;
►	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;
►
obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

►	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and
►
reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee
Our Compensation Committee consists of J. Kyle Derham, Scott Parkes and Joseph Malchow. Joseph Malchow serves as the chair of the Compensation Committee. The Board has determined that each of the members of the Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and satisfies the independence requirements of the NYSE. The Compensation Committee held one meeting during the 2021 fiscal year.
The functions of the committee include, among other things:
►
reviewing and approving on an annual basis the corporate goals and objectives relevant to our chief executive officer’s compensation, evaluating our chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our chief executive officer based on such evaluation;

►	reviewing and approving on an annual basis the compensation of all of our other officers;
►	reviewing on an annual basis our executive compensation policies and plans;
►	implementing and administering our incentive compensation equity-based remuneration plans;
►	assisting management in complying with our proxy statement and annual report disclosure requirements;

►
monitoring, approving, amending, modifying, ratifying, interpreting, or terminating any non-equity based benefit plan offerings, including non-qualified deferred compensation, fringe benefits, and any perquisites for our officers and employees;

►	if required, producing a report on executive compensation to be included in our annual proxy statement; and
►	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that has served or currently serves as a member of the Board or the Compensation Committee.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee consists of Dr. Kathryn Jackson, Daniel Joseph Rice, IV, and James Torgerson. Dr. Kathryn Jackson serves as the chair of the Nominating and Corporate Governance Committee. The Board has determined that each of the members of our Nominating and Corporate Governance Committee satisfies the independence requirements of the NYSE. The Nominating and Corporate Governance Committee held two meetings during the 2021 fiscal year.
The functions of this committee include, among other things:
►
identifying, screening and reviewing individuals qualified to serve as directors and recommending to the Board candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the Board;

►	developing, recommending to the Board and overseeing implementation of our corporate governance documents, including our corporate governance guidelines;
►	coordinating and overseeing the annual self-evaluation of the Board, its committees, individual directors and management in the governance of Archaea; and
►	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.
Safety, Health, Environmental and Quality Committee
Our Safety, Health, Environmental and Quality Committee consists of Dr. Kathryn Jackson, Scott Parkes and Nick Stork. Scott Parkes serves as the chair of the Safety, Health, Environmental and Quality Committee. The Safety, Health, Environmental and Quality Committee is comprised of both independent directors and non-independent directors. The Safety, Health, Environmental and Quality Committee was formed in 2022 and did not meet during the 2021 fiscal year.
The functions of this committee include, among other things:
►
overseeing, management’s health and safety strategy, including the establishment and administration of performance standards and policies, procedures and programs for employees, contractors, customers and communities affected by our operations and periodically reviewing our health and safety performance;

►
overseeing management’s environmental strategy, including items such as air quality and emissions reductions, surface quality and resource impact, establishing performance standards with respect to our environmental strategy and periodically reviewing our environmental performance;

►	periodically reviewing new and emerging technologies and best practices that might improve our overall performance, strategy, and ability to achieve future initiatives; and
►
overseeing management’s stewardship practices, use of good judgement to drive operational excellence and quality trends, issues and concerns and promoting a culture of continuous improvement and growth.

Code of Ethics
We have a code of ethics that applies to all of our executive officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics is available on our corporate website at https://ir.archaeaenergy.com/corporate-governance/governance-documents. Any required disclosures regarding amendments to, or waivers of, provisions of our code of ethics will be disclosed on our website at https://ir.archaeaenergy.com/corporate-governance/.

Corporate Governance Guidelines
We have adopted corporate governance guidelines in accordance with the corporate governance rules of the NYSE that serve as a flexible framework within which the Board and its committees operate. These guidelines cover a number of areas including board membership criteria and director qualifications, director responsibilities, board agenda, roles of the chairman of the board, chief executive officer and presiding director, meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of our corporate governance guidelines is available on our corporate website at https://ir.archaeaenergy.com/corporate-governance/governance-documents.
Director Nominations
We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, our Board considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom and the ability to represent the best interests of our stockholders. The Nominating and Corporate Governance Committee has no specific policy on diversity. However, we are committed to cultivating a diverse and inclusive work environment and the Board recognizes the benefit of having directors who reflect differing individual attributes to contribute to the Board’s discussion, evaluation and decision-making and considers diversity of knowledge, experience, origin, nationality, and gender. When evaluating re-nomination of existing directors, the Nominating and Corporate Governance Committee also considers the nominees’ past and ongoing effectiveness on the Board and, with the exception of Mr. Stork, who is an employee, their independence.
Our Nominating and Corporate Governance Committee recommends to the Board candidates for nomination for election at the annual meeting of the stockholders. The Board also considers director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to our Board should follow the procedures set forth in our Bylaws. The Nominating and Corporate Governance Committee considers recommendations for Board candidates submitted by stockholders using substantially the same criteria it applies to recommendations from the Nominating and Corporate Governance Committee, directors, and members of management. Stockholders may submit informal recommendations by providing the person’s name and appropriate background and biographical information in writing to the Nominating and Corporate Governance Committee at 4444 Westheimer Road, Suite G450, Houston, Texas 77027.
Stockholder Engagement
Our relationship and ongoing dialogue with our stockholders are an important part of our Board’s and our executive team’s corporate governance commitment. The Board welcomes communications from our stockholders and other interested parties. We actively seek input from our stockholders because we value the contribution stockholder engagement gives to overall business success. Our executives and investor relations team meet with the investment community regularly and discuss a variety of matters that are of interest to our stockholders, including financial and operating performance, ESG-related matters, macro and industry themes, future growth expectations, and to actively seek investor feedback. We provide our Board with reports on the key themes and results of these discussions.
Stockholders and other interested parties may communicate with our executive team or the Board (including the Chairman of the Board, the chair of any committee, the independent directors as a group, and/or any Board member) via mail to 4444 Westheimer Road, Suite G450, Houston, Texas 77027 or via email to investor@archaeaenergy.com. Stockholders and any other interested parties should mark each communication as “Stockholder Communication with Directors” and clearly identify the intended recipient(s) of the communication.

Corporate Governance Documents
Please visit the “Governance Document” page of our investor relations website at https://ir.archaeaenergy.com/corporate-governance/governance-documents for additional information regarding our corporate governance documents, including:
►	our Restated Certificate of Incorporation and Bylaws;
►
our Corporate Governance Guidelines, which include policies on board membership criteria and director qualifications, director responsibilities, board agenda, roles of the chairman of the board, chief executive officer and presiding director, meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning;

►
the charters approved by the Board for the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Safety, Health, Environmental and Quality Committee; and

►	our Code of Ethics.

EXECUTIVE COMPENSATION
The tables and narrative disclosure below provide compensation disclosure of our principal executive officer and our next two most highly-compensated executive officers (our “Named Executive Officers” or “NEOs”) for fiscal years ended December 31, 2020 and 2021. The disclosure satisfies the requirements applicable to emerging growth companies, as defined in the JOBS Act.
Summary Compensation Table
The following table summarizes the compensation awarded to, earned by or paid to our NEOs for the fiscal years ended December 31, 2020 and 2021.
Name and Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Total ($)
Nicholas Stork	2021	―	500,000	2,349,000	2,849,000
Chief Executive Officer	2020	100,000	―	―	100,000
Eric Javidi(3)	2021	227,397	100,000	3,493,383	3,820,780
Chief Financial Officer
Chad Bellah(3)	2021	140,425	153,000	574,328	867,753
Chief Administration Officer
(1)	Amounts for Messrs. Stork and Bellah represent annual discretionary bonuses earned in 2021 and paid on March 11, 2022. Amounts for Mr. Javidi represent a one-time bonus received upon hire.
(2)
Amounts reported for Mr. Stork represent 1,500 Series A Units in Archaea Energy LLC (“Series A Units”) granted on March 11, 2021. The Series A Units vested upon the consummation of the Business Combinations. Amounts for Messrs. Javidi and Bellah represent fully-vested shares of the Company’s common stock and time-based restricted stock units granted on December 29, 2021. Mr. Javidi was granted 140,000 shares of the Company’s common stock and 62,750 time-based restricted stock units. Mr. Bellah was granted 33,333 time-based restricted stock units. The amounts reported in this column represents the aggregate grant date fair value of the Series A Units, time-based restricted stock units and shares of the Company’s common stock (as applicable), calculated in accordance with FASB ASC Topic 718, Compensation—Stock Compensation, excluding the effects of estimated forfeitures and does not reflect the actual value that may be ultimately realized by the NEO. See Note 17 to our consolidated financial statements to this Annual Report on Form 10-K for a discussion of the assumptions used in determining the FASB ASC Topic 718 grant date fair value of these awards.

(3)	Messrs. Javidi and Bellah joined the Company on May 1, 2021 and June 14, 2021, respectively, and accordingly earned no compensation with the Company for fiscal year 2020.
Annual Base Salary
Each NEO’s base salary is a fixed component of annual compensation for performing specific job duties and functions. The Compensation Committee has established the annual base salary rate for each of our NEOs at a level necessary to retain the individual’s services, and will review base salaries on an annual basis in consultation with the Chief Executive Officer (other than with respect to his own salary). The annual base salaries for the Company’s NEOs for the 2021 fiscal year are as follows: Mr. Stork does not take an annual base salary, Mr. Javidi’s annual base salary is $350,000 and Mr. Bellah’s annual base salary is $255,000. Effective March 3, 2022, Mr. Stork began taking an annual base salary of $150,000.
Bonus Compensation
The Company granted annual bonuses in 2021 to Messrs. Stork and Bellah, that were paid on March 11, 2022. The Board exercised its sole discretion and awarded Messrs. Stork and Bellah annual bonuses of $500,000 and $153,000, respectively, for their performance. In connection with the hiring of Mr. Javidi, the Company provided him a one-time sign-on bonus of $100,000.

Long Term Incentive Compensation
Prior to the Business Combinations, Archaea Energy LLC adopted the Series A Incentive Plan on November 13, 2018 to provide economic incentives to select employees of Archaea Energy LLC and its affiliates and align their interests with the equity holders of Archaea Energy LLC. Archaea Energy LLC granted 1,500 Series A Units with a grant date fair value of $2,349,000 to Mr. Stork on March 11, 2021 and which vested in full upon consummation of the Business Combinations. The Series A Units represent an interest in the future profits of Archaea Energy LLC and are intended to be treated as “profits interests” for federal income tax purposes.
In connection with the Business Combinations, the Company adopted and approved the Archaea Energy Inc. 2021 Omnibus Incentive Plan (the “2021 Plan”) under which the Company is permitted to grant equity-based awards, including restricted stock units. Following the Business Combinations, the Company granted time-based restricted stock units to Messrs. Javidi and Bellah on December 29, 2021 equal to 62,750 restricted stock units with a grant date fair value of $1,081,183 for Mr. Javidi and 33,333 restricted stock units with a grant date fair value of $574,328 for Mr. Bellah. The restricted stock units will vest in full on September 15, 2024, subject to each NEO’s continued employment through such date. In addition, the Company approved a grant of 140,000 fully vested shares of common stock to Mr. Javidi under the 2021 Plan, which was granted to him on December 29, 2021.
Other Compensation Elements
The Company offers participation in broad-based retirement, health and welfare plans to all of its employees. The Company currently maintains a retirement plan intended to provide benefits under section 401(k) of the Internal Revenue Code, under which employees, including our NEOs, are allowed to contribute portions of their base compensation to a tax-qualified retirement account and receive discretionary matching contributions. In fiscal year 2021, matching contributions were made to participating employees equal to 100% of the employee’s deferral up to 5% of the employee’s compensation. During fiscal year 2021, only Mr. Bellah participated in our retirement plan.
Employment Agreements with Named Executive Officers
The Company entered into an employment agreement with Mr. Stork on November 13, 2018 with an initial two year term that is automatically renewed for one year terms indefinitely until termination by the Company or Mr. Stork. The agreement provides for certain severance benefits detailed under the section titled “―Potential Payments and Benefits upon Termination or Change in Control.” In connection with the employment agreement, Mr. Stork also entered into a confidentiality, non-interference and invention assignment agreement with the Company.
The Company has also entered into offer letters with Messrs. Javidi and Bellah on June 25, 2021 and May 27, 2021, respectively. The offer letters set out annual base salaries, annual bonus targets and incentive compensation for Messrs. Javidi and Bellah. In connection with the offer letter for Mr. Bellah, he also entered into a confidentially, non-interference and invention assignment agreement with the Company. Neither Messrs. Javidi or Bellah are entitled to any severance benefits upon termination.
Potential Payments and Benefits upon Termination or Change in Control
Mr. Stork is eligible for severance benefits pursuant to his employment agreement with the Company. The agreement provides that upon a termination due to death or permanent disability, the Mr. Stork or his estate is entitled to an amount equal to 100% of his current annual base salary payable in ratable monthly installments over a 12-month period. The agreement also provides that upon a termination by the Company without cause or by Mr. Stork for good reason, he is entitled to (i) an amount equal to 100% of his current annual base salary payable in ratable monthly installments over a 12-month period, and (ii) for a period of up to one year after termination, health coverage under the Company’s health plans and programs at such costs to Mr. Stork as would have applied if such his employment with the Company had continued.

Outstanding Equity Awards at 2021 Year End
The following table reflects information regarding outstanding equity-based awards held by our NEOs as of December 31, 2021, which consist of time-based restricted stock units granted under the 2021 Plan. All outstanding equity-based awards held by our NEOs as of December 31, 2021 are included in the table below.
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Nicholas Stork	―	―
Eric Javidi	62,750	1,147,070
Chad Bellah	33,333	609,327
(1)
Includes the following time-based restricted stock units granted by the Company on December 29, 2021: (i) 62,750 time-based restricted stock units to Mr. Javidi and (ii) 33,333 time-based restricted stock units to Mr. Bellah, each of which vests in full on September 15, 2024, subject to each NEO’s continued employment through that date.

(2)
The market value of unvested time-based restricted stock units is calculated by multiplying the number of restricted stock units held by the applicable NEO by the closing price of our common stock on December 31, 2021, which was $18.28.

Anti-Hedging Policies
We maintain an anti-hedging policy that prohibits directors, officers, other employees (each, a “covered person”) from purchasing a financial instrument, or engaging in any other similar transaction, including prepaid variable forward contracts, equity swaps, collars, or exchange funds, in each case, that is designed to, or that may reasonably be expected to have the effect of, hedging or offsetting any decrease in the market value of Company securities. The policy also prohibits each covered person from engaging in any “short sale” of Company securities and from holding any Company security in a margin account or otherwise pledging Company securities as collateral for a loan.

DIRECTOR COMPENSATION
During the fiscal year ended December 31, 2021, each of our non-employee directors received the compensation set forth in the table below. Nick Stork is not compensated for his additional service provided to our Board and thus is not included in the table below.
Name and Position	Fees Earned or Paid in Cash ($)	Stock Awards($)(1)	Total ($)
J. Kyle Derham	3,333	32,341	35,674
Kathryn Jackson	3,333	32,341	35,674
Joseph Malchow	3,333	32,341	35,674
Scott Parkes	0	32,341	32,341
Daniel Jospeh Rice, IV	3,333	32,341	35,674
James Torgerson	3,333	32,341	35,674
(1)
The Company granted each non-employee director 1,877 time-based restricted stock units on December 29, 2021 with a grant date fair value of $32,341. The restricted stock units vested on January 1, 2022.

In connection with the Business Combinations, the Company adopted a new non-employee director compensation policy, which is designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of Company stock to further align their interests with those of its stockholders. The policy provides the following compensation for non-employee directors:
►	an annual cash retainer of $75,000 for each non-employee director, paid quarterly in arrears and prorated for the non-employee director’s period of service on the Board; and
►
an annual equity award with grant date fair value of $125,000 for each non-employee director, granted in the form of restricted stock units that will vest on the one-year anniversary of the grant date, subject to the director’s continuous service through the vesting date.

CERTAIN RELATIONSHIPS AND RELATED Party TRANSACTIONS
Archaea Related Party Transactions
On September 15, 2021, RAC consummated the business combinations pursuant to (i) the Business Combination Agreement, dated April 7, 2021 (as amended, the “Aria Merger Agreement”), by and among RAC, Rice Acquisition Holdings LLC, a direct subsidiary of RAC (“RAC Opco”), LFG Intermediate Co, LLC, a direct subsidiary of RAC Opco (“RAC Intermediate”), LFG Buyer Co, LLC, a direct subsidiary of RAC Intermediate (“RAC Buyer”), Inigo Merger Sub, LLC, a direct subsidiary of RAC Buyer (“Aria Merger Sub”), Aria and Aria Renewable Energy Systems LLC, a Delaware limited liability company, pursuant to which, among other things, Aria Merger Sub was merged with and into Aria, with Aria surviving the merger and becoming a direct subsidiary of RAC Buyer, on the terms and subject to the conditions set forth therein (the transactions contemplated by the Aria Merger Agreement, the “Aria Merger”), and (ii) the Business Combination Agreement, dated April 7, 2021 (as amended, the “Archaea Merger Agreement” and, together with the Aria Merger Agreement, the “Business Combination Agreements”), by and among RAC, RAC Opco, RAC Intermediate, RAC Buyer, Fezzik Merger Sub, LLC, a direct subsidiary of RAC Buyer (“Archaea Merger Sub”), Archaea Energy LLC and Archaea Energy II LLC (“Archaea II”), pursuant to which, among other things, Archaea Merger Sub was merged with and into Archaea II, with Archaea II surviving the merger and becoming a direct subsidiary of RAC Buyer, on the terms and subject to the conditions set forth therein (the transactions contemplated by the Archaea Merger Agreement, the “Archaea Merger” and, together with the Aria Merger, the “Business Combinations”). The consummation of the Aria Merger was conditioned on the consummation of the Archaea Merger and vice versa. In connection with the Business Combinations, RAC changed its name to Archaea Energy Inc.
Stockholders Agreement
On September 15, 2021, pursuant to the terms of the Business Combination Agreements, RAC, RAC Opco, RAC Buyer, Rice Acquisition Sponsor LLC (the “Sponsor”), and certain stockholders of Archaea that are affiliated with Aria and Archaea Energy LLC and its subsidiaries entered into a certain stockholders’ agreement (the “Stockholders Agreement”). Such stockholders include entities that own more than 5% of our voting securities (namely, the Sponsor, Aria Renewable Energy Systems LLC, Archaea Energy LLC and Shalennial Fund I, L.P.), entities controlled by our Chief Executive Officer, entities controlled by our President, and entities controlled by one of our other named executive officers.
Pursuant to the terms of the Stockholders Agreement, among other things, (i) the Board shall initially consist of seven members, (ii) the holders of a majority of the Company Interests (as defined in the Stockholders Agreement) held by the RAC Sponsor Holders (as defined in the Stockholders Agreement) have the right to designate two directors for appointment or election to the Board during the term of the Stockholders Agreement, (iii) the Ares Investor (as defined in the Stockholders Agreement) will have the right to designate one director for appointment or election to the Board for so long as the Ares Investor holds at least 50% of the Registrable Securities (as defined in the Stockholders Agreement) held by it on September 15, 2021, (iv) the Board shall take all necessary action to designate the person then serving as the Chief Executive Officer of the Company for appointment or election to the Board during the term of the Stockholders Agreement and (v) the Board will have the right to designate three independent directors (the “Independent Directors”) for appointment or election to the Board during the term of the Stockholders Agreement. Until the Ares Investor no longer holds at least 50% of the Registrable Securities held by it on September 15, 2021, the Aria Holders have the right to consult on the persons to be designated as Independent Directors. If neither of the two directors nominated by the RAC Sponsor Holders are reasonably determined to be “independent directors,” the Board shall be permitted in its sole discretion to increase the size of the Board to nine members and to fill the two additional directorships with two additional “independent directors” nominated by the Board.
Additionally, pursuant to the terms of the Stockholders Agreement, the Company Holders (as defined in the Stockholders Agreement) were granted certain customary registration rights.
The Archaea Holders (as defined in the Stockholders Agreement) are subject to a lock-up period (x) ending on September 15, 2023 solely with respect to the Company Interests distributed by Archaea Energy LLC after September 15, 2022 to the Archaea Holders who are members of management of the Company as of the closing of the transactions contemplated by the Archaea Merger Agreement, the Archaea Merger and, together with the Aria Merger, as of the closing of the Business Combinations (the “Closing”) or their Affiliates (as defined in the Stockholders Agreement) and (y) ending on September 15, 2022 with respect to all other Company Interests issued to the Archaea Holders at the Closing other than those described in the immediately foregoing clause (x).
Opco LLC Agreement
In connection with the consummation of the Business Combinations, the limited liability company agreement of Opco was amended and restated (referred to herein as the “Opco LLC Agreement”). The Opco LLC Agreement was filed as an exhibit to the Registration Statement on Form S-1 filed with the SEC on October 6, 2021, and the following description of the Opco LLC Agreement is qualified in its entirety by reference thereto.
Conversion of Opco Class B Units and Exchange Right
Holders of Opco Class A units (other than the Company) have the right (an “exchange right”), subject to certain limitations, to exchange Opco Class A units (and a corresponding number of shares of Class B Common Stock of Archaea (“Class B Common Stock”)) for, at our option, (i) shares of Class A Common Stock on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, or (ii) a corresponding amount of cash. Our decision to make a cash payment upon an exercise of an exchange right will be made by our independent directors. We will determine whether to issue shares of Class A Common Stock or pay cash based on facts in existence at the time of the decision, which we expect would include the relative value of the Class A Common Stock (including trading prices for the Class A Common Stock at the time), the cash purchase price, the availability of other sources of liquidity (such as an issuance of preferred stock) to acquire the Class A units of RAC Opco and alternative uses for such cash.
Holders of Opco Class A units are generally permitted to exercise the exchange right on a quarterly basis, subject to certain de minimis allowances. In addition, additional exchanges may occur in connection with certain specified events, and any exchanges involving 500,000 or more Opco Class A units (subject to our discretion to permit exchanges of a lower number of units) may occur at any time upon ten business days’ advance notice. The exchange rights will be subject to certain limitations and restrictions intended to reduce the administrative burden of exchanges upon us and ensure that RAC Opco will continue to be treated as a partnership for U.S. federal income tax purposes.
Following any exchange of Opco Class A units (and a corresponding number of shares of Class B Common Stock), the Company will retain the Opco Class A units and cancel the shares of Class B Common Stock. As the holders of Opco Class A units (other than the Company) exchange their Opco Class A units, our membership interest in Opco will be correspondingly increased, the number of shares of Class A Common Stock outstanding will be increased, and the number of shares of Class B Common Stock outstanding will be reduced.
Non-Liquidating Distributions and Allocations of Income and Loss
Subject to the obligation of Opco to make tax distributions and to reimburse the Company for its corporate and other overhead expenses, the Company will have the right to determine when non-liquidating distributions will be made to the holders of Opco units and the amount of any such distributions. We have no current plans to cause Opco to make non-liquidating distributions to the holders of Opco units. If we authorize a non-liquidating distribution, the distribution will be made to holders of Opco units on a pro rata basis in accordance with their respective percentage ownership of Opco units.
Opco will allocate its net income or net loss for each year to the holders of its units pursuant to the terms of the Opco LLC Agreement, and holders of its units, including the Company, will generally incur U.S. federal, state and local income taxes on their share of any taxable income of Opco. Net profits and net losses of Opco generally will be allocated to holders of Opco units on a pro rata basis in accordance with their respective percentage ownership of Opco units (except for certain allocations of book income and loss items and book-tax differences that may be specially allocated). To the extent cash is available, tax distributions will be made to the holders of Opco units, on a pro rata basis in accordance with their respective percentage ownership of Opco units, in an amount sufficient to allow the Company to satisfy its actual tax liabilities.
Issuance of Equity
Except as otherwise determined by us, at any time the Company issues a share of Class A Common Stock or any other equity security, the net proceeds received by the Company with respect to such issuance, if any, shall be concurrently invested in Opco, and Opco shall issue to the Company one Class A unit or other economically equivalent equity interest.

Conversely, if at any time any shares of Class A Common Stock are redeemed, repurchased or otherwise acquired by the Company, Opco shall redeem, repurchase or otherwise acquire an equal number of Opco units held by the Company, upon the same terms and for the same price, as the shares of Class A Common Stock are redeemed, repurchased or otherwise acquired.
Noble Environmental Relationship
In addition to serving as an officer and director of Archaea, Nicholas Stork is a controlling stockholder, officer, and director of Noble. Mr. Stork is Chief Financial Officer and a director of Noble. Additionally, Richard Walton, President of Archaea, is also Chief Executive Officer and a director of Noble. Noble has an ownership interest in Struan & Company, LLC, a minority owner of Archaea Energy LLC and its subsidiaries, collectively, prior to the Closing (“Archaea Energy”).
Landfill Development Option and Right of First Refusal
In connection with the formation of Archaea Energy in 2018, Noble and Archaea Energy entered into a letter agreement whereby Noble granted to Archaea Energy the exclusive option and a right of first refusal to construct, finance, develop and operate gas processing plants and related facilities at the landfill site in East Palestine, Ohio then owned and controlled by a wholly owned subsidiary of Noble and any future landfill sites owned, controlled, developed or acquired by Noble or its subsidiaries. In the event Archaea Energy exercises its option of right of first refusal, Archaea Energy and Noble will use commercially reasonable efforts to (i) agree to terms with respect to the project, (ii) negotiate definitive operating and governance documentation with respect to the project, (iii) obtain all permits, licenses, approvals, certificates and other governmental or regulatory matters which may be required to consummate the project and (iv) execute and deliver any other documents and do or cause to be done any other acts as may be necessary or advisable to consummate the project. As of the date of this proxy statement, Archaea Energy has not exercised any option of right of first refusal under the letter agreement.
Assai EPC Agreement
Assai Energy, LLC (“Assai”), a wholly owned subsidiary of Archaea, is a party to a construction services and project guarantee agreement with Noble Environmental Specialty Services, LLC, a wholly owned subsidiary of Noble (“Noble Specialty”), whereby Noble Specialty agreed to provide engineering, procurement, and construction services to Archaea Energy with respect to the Assai project for a fixed price of $19.9 million, subject to certain adjustments as provided in the agreement. Noble provided Archaea Energy with a parent guarantee of performance, payment and completion by Noble Specialty with a cap of $7,500,000.
During the year ended December 31, 2021, there was approximately $17.9 million advanced to Noble Specialty for this project.
Loan Guaranty
In connection with Archaea Energy’s acquisition of Big Run Power Producers, LLC (“Big Run”) in November 2020, a wholly owned subsidiary of Archaea Holdings, LLC (“Archaea Holdings”) and Big Run, as borrowers, entered into a credit agreement with Comerica Bank (“Comerica”) relating to a $5,000,000 secured specific advance facility loan and a $12,000,000 secured term loan. The loans bore interest at LIBOR plus 4.5%, which was 5.5% as of December 31, 2020. The maturity date of the financing arrangement was November 10, 2024. Upon consummation of the Business Combinations, all outstanding amounts under the credit agreement, as well as Noble’s accrued guaranty fee, were repaid in full.
To provide further credit support to Comerica, Archaea Energy sought Noble’s agreement to guaranty the obligations of the borrowers under the credit agreement with a cap of $17,000,000, plus interest and fees. As a condition precedent to and in consideration of Noble furnishing the guaranty, Noble required the borrowers to incur a guaranty fee in an amount equal to 20% of the face value of the guaranteed obligation, or $3,400,000, which accrued interest at an annual rate of 20%, compounded monthly; provided that the interest rate would be reduced to an annual rate of 9%, compounded monthly, with respect to, and as of the date, any portion of the guaranteed obligations had been reduced, decreased or released by Comerica.
The guaranty was terminated on the date on which the borrowings have been irrevocably paid and discharged in full.

Aria Related Party Transactions
Aria Renewable Energy Systems LLC Share Repurchase and Underwritten Offering
In December of 2021, the Company repurchased 6.1 million shares of Class A Common Stock from Aria RES (as defined below and which is beneficial holder of more than 5% of the Company’s voting securities) at a pre-negotiated price of $17.65 per share. As a result of the Company’s up-C structure, prior to selling shares of the Company’s Class A Common Stock, Aria RES converted shares of the Company’s Class B Common Stock and Class A Units of Opco into shares of the Company’s Class A Common Stock, which resulted in an increase in the Company’s ownership interest in OpCo.
In March of 2022, in accordance with the Stockholders Agreement, the Company entered into an underwriting agreement in connection with the public offering of 14.9 million shares of the Company’s Class A common stock by Aria RES at a price to the public of $17.75 per share (the “Aria Offering”). Prior to selling shares of the Company’s Class A Common Stock in the Aria Offering, Aria RES converted shares of the Company’s Class B Common Stock and Class A Units of Opco into shares of the Company’s Class A Common Stock, which resulted in an increase in the Company’s ownership interest in OpCo. The Aria Offering consisted entirely of shares of Class A common stock of Aria RES, and the Company did not receive any proceeds from the Aria Offering.
RAC Related Party Transactions
Founder Shares
“Founder Shares” are the Class B units of RAC Opco initially issued in a private placement to the Sponsor prior to the initial public offering of RAC consummated on October 26, 2020 (the “IPO”) (or the Class A units of RAC Opco into which such Class B units converted following consummation of the Business Combinations) and a corresponding number of shares of Class B Common Stock.
In September 2020, the Sponsor received 5,750,000 Class B units of RAC Opco for no consideration and purchased 5,750,000 corresponding shares of Class B Common Stock, 2,500 shares of Class A Common Stock and 100 Class A units of RAC Opco and 100 corresponding shares of Class B Common Stock for an aggregate of $26,000. The number of Founder Shares issued was determined based on the expectation that such Founder Shares would represent 20% of the total outstanding equity upon completion of the IPO (excluding the 2,500 shares of RAC’s Class A common stock and the 100 Class A Units of RAC OpCo and a corresponding number of shares of RAC’s non-economic Class B common stock (which together will be exchangeable into shares of Class A Common Stock after the Business Combination on a one-for-one basis)). In October 2020 the Sponsor forfeited 90,000 Class B units of RAC Opco, and 30,000 Class B units of RAC Opco were issued to each of RAC’s independent director nominees. In October 2020, RAC effected a dividend, and RAC Opco effected a distribution, resulting in the Sponsor owning 6,091,250 Class B units and 6,091,250 shares of Class B Common Stock that comprise the Founder Shares. The Sponsor transferred a corresponding number of shares of Class B Common Stock to the independent directors (then director nominees). Following the closing of the IPO, the Sponsor forfeited 309,063 Class B units of RAC Opco, and 309,063 Class B units of RAC Opco were issued to Atlas Point Energy Infrastructure Fund, LLC (“Atlas”). The Sponsor transferred a corresponding number of shares of Class B Common Stock to Atlas. Up to 806,250 founder shares were subject to forfeiture by the Sponsor depending on the extent to which the underwriters’ over-allotment option was exercised. The founder shares (including the Class A Common Stock issuable upon exchange thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder. On October 26, 2020, the underwriters partially exercised the over-allotment option to purchase an additional 2,225,000 units from RAC’s IPO; thus, only 250,000 Founder Shares remained subject to forfeiture to the extent the over-allotment option was exercised. On December 5, 2020, the remaining underwriters’ over-allotment option expired unexercised; thus, 250,000 Founder Shares held by the Sponsor were forfeited for no consideration.
Private Placement Warrants
The Sponsor purchased from RAC an aggregate of 6,093,900 Private Placement Warrants at a purchase price of $1.00 per warrant ($6,093,900 in the aggregate) in a private placement that occurred simultaneously with the closing of the IPO (the “Private Placement Warrants”). Atlas also purchased 677,100 Private Placement Warrants at a purchase price of $1.00 per warrant ($677,100 in the aggregate). Each Private Placement Warrant entitles the holder to purchase for $11.50 either one share of Class A Common Stock or, so long as they are held by RAC’s initial stockholders or their permitted transferees, one Class A unit of RAC Opco (and corresponding share of Class B Common Stock). The Private Placement

Warrants (including the Class A Common Stock or Class A units of RAC Opco (and corresponding shares of Class B Common Stock) issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of the Business Combinations.
RAC Opco LLC Agreement
In connection with the IPO, RAC entered into the Amended and Restated Limited Liability Company Agreement (the “RAC Opco LLC Agreement”) with RAC Opco and RAC Opco’s other members. A form of the RAC Opco LLC Agreement was filed as an exhibit to RAC’s Registration Statement on Form S-1 filed in connection with the IPO, and the following description of the RAC Opco LLC Agreement is qualified in its entirety by reference thereto. The RAC Opco LLC Agreement has been further amended and restated as described above.
Conversion of Class B Units of RAC Opco and Exchange Right
Prior to the consummation of the Business Combinations, RAC’s initial stockholders owned all of the outstanding Class B units of RAC Opco. The Class B units of RAC Opco converted into Class A units of RAC Opco in connection with the consummation of the Business Combinations, on a one-for-one basis. The RAC Opco LLC Agreement provided that, following the consummation of RAC’s initial business combination, holders of Class A units of RAC Opco (other than RAC) have the right (an “exchange right”), subject to certain limitations, to exchange Class A units of RAC Opco (and a corresponding number of shares of Class B Common Stock) for, at RAC’s option, (i) shares of Class A Common Stock on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, or (ii) a corresponding amount of cash. Following any exchange of Class A units of RAC Opco (and a corresponding number of shares of Class B Common Stock), RAC would have retained the Class A units of RAC Opco and cancelled the shares of Class B Common Stock. Thus, as the holders of Class A units of RAC Opco (other than RAC) exchanged their Class A units of RAC Opco, RAC’s membership interest in RAC Opco would have correspondingly increased, the number of shares of Class A Common Stock outstanding would increase, and the number of shares of Class B Common Stock outstanding would be reduced.
Founder Shares Anti-Dilution
In the case that additional shares of Class A Common Stock, or equity-linked securities, were issued or deemed issued in excess of the amounts sold in an offering in connection with the Business Combinations (other than the forward purchase securities), the number of Class A units of RAC Opco into which the Class B units of RAC Opco would have converted may be adjusted.
Non-Liquidating Distributions and Allocations of Income and Loss
Prior to the consummation of the Business Combinations, and subject to the obligation of RAC Opco to make tax distributions and to reimburse RAC for its corporate and other overhead expenses, RAC had the right to determine when non-liquidating distributions would be made to the holders of RAC Opco units and the amount of any such distributions.
Other Transactions with the Sponsor and Atlas
Commencing on the date that RAC’s securities were first listed on the NYSE, RAC paid the Sponsor a total of $10,000 per month for office space, utilities, secretarial support and administrative services (the “Administrative Services”). Upon completion of the Business Combinations, RAC ceased paying these monthly fees. During the year ended December 31, 2021, RAC paid the Sponsor approximately $90,000 in aggregate for such Administrative Services.
Other than these monthly fees, no compensation of any kind, including finder’s and consulting fees, were paid by RAC to the Sponsor, RAC’s officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of the Business Combinations. However, these individuals were reimbursed for any out-of-pocket expenses incurred in connection with activities on RAC’s behalf. RAC’s audit committee reviewed on a quarterly basis all payments that were made to the Sponsor, RAC’s officers and directors or RAC’s or their affiliates and determined which expenses and the amount of expenses that were reimbursable. There was no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on RAC’s behalf.
RAC entered into a registration rights agreement with respect to the Private Placement Warrants, the Forward Purchase Warrants and the Public Warrants (together, the “Warrants”) issuable upon conversion of working capital loans (if any) and the shares of Class A Common Stock issuable upon exercise of the foregoing and upon exchange of the Founder Shares.

Subscription Agreements
On April 7, 2021, in connection with its entry into the Business Combination Agreements, RAC entered into subscription agreements (each, an “Initial Subscription Agreement”) with certain investors (the “Initial PIPE Investors”) pursuant to which, among other things, the Initial PIPE Investors agreed to subscribe for and purchase, and RAC agreed to issue and sell to the Initial PIPE Investors, an aggregate of 30.0 million shares of Archaea’s Class A Common Stock for an aggregate purchase price of $300.0 million ($10.00 per share), on the terms and subject to the conditions set forth therein (the “Initial PIPE Financing”). Each Initial Subscription Agreement contains customary conditions to closing.
On September 13, 2021, due to the expectation that one of the Initial PIPE Investors would not be able to fulfill its $25.0 million commitment for 2.5 million shares ($10.00 per share) in the Initial PIPE Financing, RAC entered into additional subscription agreements (each, a “Follow-On Subscription Agreement”) with certain investors (the “Follow-On PIPE Investors”) pursuant to which, among other things, the Follow-On PIPE Investors agreed to subscribe for and purchase from RAC, and RAC agreed to issue and sell to the Follow-On PIPE Investors, an aggregate of approximately 1.7 million newly issued shares of Archaea’s Class A Common Stock for an aggregate purchase price of $25.0 million ($15.00 per share), on the terms and subject to the conditions set forth therein (the “Follow-On PIPE Financing” and, together with the Initial PIPE Financing, the “PIPE Financing”). Each Follow-On Subscription Agreement is substantially identical to the form of Initial Subscription Agreement.
Additionally, on April 7, 2021, RAC, RAC Opco, Sponsor and Atlas, entered into an Amendment to Forward Purchase Agreement (the “FPA Amendment”) pursuant to which the Forward Purchase Agreement, dated as of September 30, 2020 (the “Original FPA Agreement” and, together with the FPA Amendment, the “FPA”), by and among such parties was amended to provide that Atlas shall purchase a total of $20.0 million of Forward Purchase Securities (as defined in the Original FPA Agreement) and the Forward Purchase Warrants (as defined in the Original FPA Agreement) will consist of one-eighth of one redeemable warrant (where each whole redeemable warrant is exercisable to purchase one share of Class A Common Stock at an exercise price of $11.50 per share). Atlas satisfied its obligation to purchase the Forward Purchase Securities by participating in the PIPE Financing, and upon consummation of the Combinations, Atlas received 250,000 warrants (each exercisable for one share of Class A Common Stock at a price of $11.50).
Related-Person Transactions Policy
Our Board of Directors has adopted a written related party transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related party transactions.
A “related person transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:
►	any person who is, or at any time during the applicable period was, one of the Company’s executive officers or one of the Company’s directors;
►	any person who is known by the Company to be the beneficial owner of more than 5% of the Company’s voting stock;
►
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of the Combined Company’s voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of the Company’s voting stock; and

►
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to our Audit Committee charter and our written Related Party Transactions Policy, the Audit Committee has the responsibility to review, oversee and approve related party transactions. In determining whether to approve or ratify any such transaction, the Audit Committee will take into account, among other factors it deems appropriate, (i) whether the transaction is on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances and (ii) the extent of the related party’s interest in the transaction.

BENEFICIAL OWNERSHIP OF SHARES
The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 4, 2022 (except as otherwise indicated) by:
►	each person or entity known by us to beneficially own more than 5% of our common stock,
►	each named executive officer and current director (including each nominee) of the Company; and
►	all current executive officers and directors of the Company, as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if they possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned common stock.
	Shares Beneficially Owned by Certain Beneficial Owners and Management
	Class A Common Stock		Class B Common Stock		Combined Voting Power
Name of Beneficial Owner	Number	%(15)	Number	%(15)	Number	%(15)
Five Percent Holders:
Archaea Energy LLC(1)(2)	—	—	20,010,231	36.9%	20,010,231	16.7%
Aria Renewable Energy Systems LLC(2)(3)	—	—	14,942,643	27.6%	14,942,643	12.5%
Atlas Point Energy Infrastructure Fund, LLC(2)(4)	5,497,653	8.4%	309,063	*	5,806,716	4.9%
The Baupost Group, L.L.C.(5)	3,500,000	5.4%	—	—	3,500,000	2.9%
Kensico Capital Management Corp.(6)	3,360,999	5.2%	—	—	3,360,999	2.8%
Rice Acquisition Sponsor LLC(2)(7)	6,096,400	9.3%	5,532,287	10.2%	11,628,687	9.7%
Shalennial Fund I, L.P.(2)(8)	—	—	25,888,541	47.7%	25,888,541	21.7%
Third Point LLC(9)	4,454,110	6.8%	—	—	4,454,110	3.7%
Directors and Named Executive Officers:
Nicholas Stork(2)(10)	50,000	*	4,021,711	7.4%	4,071,711	3.4%
Richard Walton(2)(11)	50,000	*	3,225,429	5.9%	3,275,429	2.7%
Chad Bellah	—	—	—	—	—	—
Eric Javidi	147,660	*	—	—	147,660	*
J. Kyle Derham(2)(12)	6,128,277	9.4%	5,532,287	10.2%	11,660,564	9.8%
Dr. Kathryn Jackson(2)(13)	1,877	*	30,000	*	31,877	*
Joseph Malchow(2)(13)	1,877	*	30,000	*	31,877	*
Scott Parkes	—	—	—	—	—	—
Daniel J. Rice, IV(2)(12)(14)	6,098,277	9.3%	31,420,828	57.9%	37,519,105	31.4%
James Torgerson(2)(13)	1,877	*	30,000	*	31,877	*
Directors and Executive Officers as a Group (10 Individuals)	6,238,785	9.6%	37,655,959	69.4%	43,894,744	36.7%
*	Less than one percent.
(1)	Consists of 20,010,231 shares of Class B Common Stock and 20,010,231 Opco Class A units. The address of the holder’s principal business office is 4444 Westheimer Road, Suite G450, Houston, TX 77027.

(2)
Pursuant to the Opco LLC Agreement, at the request of the holder, each Opco Class A unit may be redeemed for, at Opco’s election, a newly-issued share of Class A Common Stock or a cash payment equal to the Cash Election Amount (as defined in the Opco LLC Agreement) (which is generally the volume-weighted average closing price of one share of Class A Common Stock for the five consecutive trading days prior to the date on which the holder requested the redemption), and upon redemption of such Opco Class A unit, a share of Class B Common Stock shall be surrendered by the holder and cancelled by the Company.

(3)
Consists of 14,942,643 shares of Class B Common Stock and 14,942,643 Opco Class A units, which are held directly by Aria Renewable Energy Systems LLC (“Aria RES”). Aria RES is indirectly controlled by United States Power Fund III, L.P. (“USP Fund III”) and EIF United States Power Fund IV, L.P. (“EIF USP Fund IV” and, together with USP Fund III, the “Ares Funds”). The general partner of USP Fund III is EIF US Power III, LLC, and the managing member of EIF US Power III, LLC is Ares EIF Management LLC. The general partner of EIF USP Fund IV is EIF US Power IV, LLC, and the managing member of EIF US Power IV, LLC is Ares EIF Management LLC. The sole member of Ares EIF Management LLC is Ares Management LLC. The sole member of Ares Management LLC is Ares Management Holdings L.P. (“Ares Management Holdings”) and the general partner of Ares Management Holdings is Ares Holdco LLC (“Ares Holdco”). The sole member of Ares Holdco is Ares Management Corporation (“Ares Management”). Ares Management GP LLC (“Ares Management GP”) is the sole holder of the Class B common stock, $0.01 par value per share, of Ares Management (the “Ares Class B Common Stock”) and Ares Voting LLC (“Ares Voting”) is the sole holder of the Class C common stock, $0.01 par value per share, of Ares Management (the “Ares Class C Common Stock”). Pursuant to Ares Management’s Certificate of Incorporation, the holders of the Ares Class B Common Stock and the Ares Class C Common Stock, collectively, will generally have the majority of the votes on any matter submitted to the stockholders of Ares Management if certain conditions are met. The sole member of both Ares Management GP and Ares Voting is Ares Partners Holdco LLC (“Ares Partners” and, together with Aria RES, the Ares Funds, EIF US Power III, LLC, EIF US Power IV, LLC, Ares EIF Management LLC, Ares Management LLC, Ares Management Holdings, Ares Holdco, Ares Holdings, Ares Management, Ares Management GP and Ares Voting, the “Ares Entities”). Ares Partners is managed by a board of managers, which is composed of Michael J Arougheti, Ryan Berry, R. Kipp deVeer, David B. Kaplan, Antony P. Ressler and Bennett Rosenthal (collectively, the “Ares Board Members”). Mr. Ressler generally has veto authority over decisions of the Ares Board Members. Each of the Ares Entities (other than Aria RES) and the Ares Board Members and the other partners, affiliates, members and managers thereof expressly disclaims beneficial ownership of the shares of Class B Common Stock. The address of each Ares Entity (other than each Ares Fund) is 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067. The address of each of the Ares Funds is Three Charles River Place, Suite 101, 63 Kendrick Street, Needham, MA 02494, c/o Ares Management LLC.

(4)
Consists of 4,820,553 shares of Class A Common Stock, 309,063 shares of Class B Common Stock, 309,063 Opco Class A units and 677,100 shares of Class A Common Stock issuable upon exercise of Warrants. The address of Atlas Point Energy Infrastructure Fund, LLC is 100 Saint Paul Street, Suite 700, Denver, Colorado 80206.

(5)
The address of the holder’s principal business office is 10 St. James Avenue, Suite 1700, Boston, Massachusetts 02116. Information is based on a Schedule 13G filed with the SEC on February 11, 2022 by The Baupost Group, L.L.C., Baupost Group GP, L.L.C. and Seth A. Klarman, all of which have shared voting and shared dispositive power.

(6)
The address of the holder’s principal business office is 55 Railroad Avenue, 2nd Floor Greenwich, CT 06830. Information is based on a Schedule 13G/A filed with the SEC on February 14, 2022 by Kensico Capital Management Corp., Michael B. Lowenstein and Thomas J. Coleman, all of which have shared voting and shared dispositive power.

(7)
Consists of 2,500 shares of Class A Common Stock, 5,532,287 shares of Class B Common Stock, 5,532,287 Opco Class A units and 6,093,900 shares of Class A Common Stock issuable upon exercise of Warrants. The address of Rice Acquisition Sponsor LLC is 102 East Main Street, Second Story, Carnegie, Pennsylvania 15106.

(8)
Consists of (i) 5,878,310 shares of Class B Common Stock and 5,878,310 Opco Class A units held of record by Shalennial Fund I, L.P. and (ii) 20,010,231 shares of Class B Common Stock and 20,010,231 Opco Class A units held of record by Archaea Energy LLC. Archaea Energy LLC is majority-owned and controlled by Shalennial Fund I, L.P. One year after the closing of the Business Combinations, as a Series B member of Archaea Energy LLC, Shalennial Fund I, L.P. will be entitled to receive a portion of the 20,010,231 shares of Class B Common Stock held of record by Archaea Energy LLC. The number of such shares to be received by Shalennial Fund I, L.P. is based on the 30-day volume weighted average price of the shares of Class A Common Stock on such one-year anniversary. For illustrative purposes, assuming such price is $10 per share, Shalennial Fund I, L.P. would be entitled to receive 8,788,230 shares of Class B Common Stock. A lower price would increase the number of shares that Shalennial Fund I, L.P. and the other Series B members of Archaea Energy LLC would be entitled to receive, with a corresponding decrease in the number of shares that entities affiliated with certain members of Archaea Energy LLC management (as the Series A members of Archaea Energy LLC) would be entitled to receive. A higher price would decrease the number of shares that Shalennial Fund I, L.P. and the other Series B members of Archaea Energy LLC would be entitled to receive, with a corresponding increase in the number of shares that entities affiliated with certain members of Archaea Energy LLC management (as the Series A members of Archaea Energy LLC) would be entitled to receive. For example, for illustrative purposes, assuming such price increases to $20 per share, Shalennial Fund I, L.P. would only be entitled to receive 6,592,770 shares of Class B Common Stock. The address of Shalennial Fund I, L.P. is 102 East Main Street, Second Story, Carnegie, Pennsylvania 15106.

(9)
The address of the holder’s principal business office is 55 Hudson Yards, New York, New York 10001. Information is based on a Schedule 13G filed with the SEC on February 14, 2022 by Third Point LLC and Daniel S. Loeb, all of which have shared voting and shared dispositive power.

(10)
Consists of (i) 1,632,864 shares of Class B Common Stock and 1,632,864 Opco Class A units held of record by Struan & Company, LLC, for which Mr. Stork serves as a manager, (ii) 1,592,565 shares of Class B Common Stock and 1,592,565 Opco Class A units held of record by Rothwell-Gornt, LLC, for which Mr. Stork serves as the manager, and (iii) 50,000 shares of Class A Common Stock, 796,282 shares of Class B Common Stock and 796,282 Opco Class A units held of record by Stork Partners, LLC, for which Mr. Stork serves as the manager. One year after the closing of the Business Combinations, as a Series B member of Archaea Energy LLC, Struan & Company, LLC, and, as a Series A member of Archaea Energy LLC, Rothwell-Gornt, LLC, will be entitled to receive a portion of the 20,010,231 shares held by Archaea Energy LLC. The number of such shares to be received by Struan & Company, LLC and Rothwell-Gornt, LLC is based on the 30-day volume weighted average price of the shares of Class A Common Stock on such one-year anniversary. For illustrative purposes, assuming such price is $10 per share, Struan & Company, LLC would be entitled to receive 2,449,296 shares of Class B Common Stock, Rothwell-Gornt, LLC would be entitled to receive 2,388,847 shares of Class B Common Stock and Stork Partners, LLC would be entitled to receive 1,194,423 shares of Class B Common Stock. A lower price would increase the number of shares that Struan & Company, LLC and the other Series B members of Archaea Energy LLC would be entitled to receive, with a corresponding decrease in the number of shares that entities affiliated with certain members of Archaea Energy LLC management, including Rothwell-Gornt, LLC and Stork Partners, LLC (as the Series A members of Archaea Energy LLC) would be entitled to receive. A higher price would decrease the number of shares that Struan & Company, LLC and the other Series B members of Archaea Energy LLC would be entitled to receive, with a corresponding increase in the number of shares that entities affiliated with certain members of Archaea Energy LLC management (as the Series A members of Archaea Energy LLC) would be entitled to receive. For illustrative purposes, assuming such price increases to $20 per share, Struan & Company, LLC would only be entitled to receive 1,836,739 shares of Class B Common Stock, while

Rothwell-Gornt, LLC would be entitled to receive 3,331,242 shares of Class B Common Stock and Stork Partners, LLC would be entitled to receive 1,665,621 shares of Class B Common Stock. Because Struan & Company, LLC, Rothwell-Gornt, LLC and Stork Partners, LLC have no voting or investment power over the shares held by Archaea Energy LLC, these shares are not reflected in the table above.
(11)
Consists of (i) 1,632,864 shares of Class B Common Stock and 1,632,864 Opco Class A units held of record by Struan & Company, LLC, for which Mr. Walton serves as a manager, and (ii) 50,000 shares of Class A Common Stock, 1,592,565 shares of Class B Common Stock and 1,592,565 Opco Class A units held of record by Green Eyed Devil LLC, for which Mr. Walton serves as the manager. One year after the closing of the Business Combinations, as a Series B member of Archaea Energy LLC, Struan & Company, LLC, and, as a Series A member of Archaea Energy LLC, Green Eyed Devil LLC, will be entitled to receive a portion of the 20,010,231 shares held by Archaea Energy LLC. The number of such shares to be received by Struan & Company, LLC and Green Eyed Devil LLC is based on the 30-day volume weighted average price of the shares of Class A Common Stock on such one-year anniversary. For illustrative purposes, assuming such price is $10 per share, Struan & Company, LLC would be entitled to receive 2,449,296 shares of Class B Common Stock and Green Eyed Devil LLC would be entitled to receive 2,388,847 shares of Class B Common Stock. A lower price would increase the number of shares that Struan & Company, LLC and the other Series B members of Archaea Energy LLC would be entitled to receive, with a corresponding decrease in the number of shares that entities affiliated with certain members of Archaea Energy LLC management, including Green Eyed Devil LLC (as the Series A members of Archaea Energy LLC) would be entitled to receive. A higher price would decrease the number of shares that Struan & Company, LLC and the other Series B members of Archaea Energy LLC would be entitled to receive, with a corresponding increase in the number of shares that entities affiliated with certain members of Archaea Energy LLC management (as the Series A members of Archaea Energy LLC) would be entitled to receive. For illustrative purposes, assuming such price increases to $20 per share, Struan & Company, LLC would only be entitled to receive 1,836,739 shares of Class B Common Stock, while Green Eyed Devil LLC would be entitled to receive 3,331,242 shares of Class B Common Stock. Because Struan & Company, LLC and Green Eyed Devil LLC have no voting or investment power over the shares held by Archaea Energy LLC, these shares are not reflected in the table above.

(12)
Includes 2,500 shares of Class A Common Stock, 5,532,287 shares of Class B Common Stock and 5,532,287 Opco Class A units held of record by Rice Acquisition Sponsor LLC as well as 6,093,900 shares of Class A Common Stock issuable upon exercise of Warrants held of record by Rice Acquisition Sponsor LLC. Messrs. Rice and Derham are the managing members of Rice Acquisition Sponsor LLC.

(13)	Includes 30,000 shares of Class B Common Stock and 30,000 Opco Class A units.
(14)
Includes the 20,010,231 shares of Class B Common Stock and 20,010,231 Opco Class A units held of record by Archaea Energy LLC and the 5,878,310 shares of Class B Common Stock and 5,878,310 Opco Class A units held of record by Shalennial Fund I, L.P. Archaea Energy LLC is majority-owned and controlled by Shalennial Fund I, L.P. Mr. Rice is the sole managing member of Rice Investment Group UGP, LLC, which is the general partner of both (i) Shalennial GP I, L.P. (the general partner of Shalennial Fund I, L.P.) and (ii) Rice Investment Group, L.P. (the management company for Shalennial Fund I, L.P.).

(15)
Based on 65,247,198 shares of Class A Common Stock outstanding and 54,224,378 shares of Class B Common Stock outstanding for a total of 119,471,576 shares of common stock outstanding as of March 4, 2022.

ITEM 2—RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS
Under the rules and regulations of the SEC and NYSE, the Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent auditors. In addition, the Audit Committee considers the independence of our independent auditors and participates in the selection of the independent auditor’s lead engagement partner. The Audit Committee has appointed, and, as a matter of good corporate governance, is requesting ratification by the stockholders of the appointment of, the registered public accounting firm of KPMG LLP (“KPMG”) to serve as independent auditors for the fiscal year ending December 31, 2022. The Audit Committee considered a number of factors in determining whether to re-engage KPMG as the Company’s independent registered public accounting firm, including the firm’s professional qualifications and resources, the firm’s past performance, and the firm’s capabilities in handling the breadth and complexity of our business, as well as the potential impact of changing independent auditors. KPMG’s representatives are expected to be present at the Annual Meeting and respond to relevant and appropriate questions, if any.
The Board of Directors and the Audit Committee believe that the continued retention of KPMG as the Company’s independent auditor is in the best interests of the Company and its stockholders. If stockholders do not ratify the selection of KPMG, the Audit Committee will evaluate the stockholder vote when considering the selection of a registered public accounting firm for the audit engagement for the 2023 fiscal year. In addition, if stockholders ratify the selection of KPMG as independent auditors, the Audit Committee may nevertheless periodically request proposals from the major registered public accounting firms and as a result of such process may select KPMG or another registered public accounting firm as our independent auditors.
2021 Change of Auditors
On September 20, 2021, the Audit Committee of the Board dismissed WithumSmith+Brown, PC (“Withum”), the Company’s independent registered public accounting firm prior to the Business Combinations. The report of Withum on the financial statements of RAC as of December 31, 2020, and for the period from September 1, 2020 (inception) through December 31, 2020, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that such audit report emphasized the restatement of RAC’s financial statements due to its change in accounting for warrants. During the period from September 1, 2020 (inception) through December 31, 2020, and the subsequent period through the date of Withum’s dismissal, there were no disagreements between the Company and Withum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused it to make reference to the subject matter of the disagreements in its reports on the Company’s financial statements for such period. During the period from September 1, 2020 (inception) through December 31, 2020, and the subsequent period through the date of Withum’s dismissal, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).
The Company has provided Withum with a copy of the disclosures made by the Company in connection with the change and requested that Withum furnish the Company with a letter addressed to the SEC stating whether it agreed with the statements made by the Company in response to Item 304(a) of Regulation S-K under the Exchange Act and, if not, stating the respects in which it does not agree. Withum provided the Company with such letter, which is filed as an exhibit to the Company’s Form 8-K filed with the Securities and Exchange Commission on September 21, 2021.
On September 20, 2021, the Audit Committee of the Board approved the engagement of KPMG as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements as of and for the year ending December 31, 2021. KPMG served as the independent registered public accounting firm of Archaea Energy LLC and Aria prior to the Closing. During the years ended December 31, 2020 and December 31, 2019 and the subsequent interim period prior to engaging KPMG, the Company did not consult with KPMG with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a disagreement of any type described in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act or a “reportable event” (as defined in Item 304(a)(1) (v) of Regulation S-K under the Exchange Act).
The Board of Directors recommends a vote “FOR” ratification of the appointment of KPMG as our independent auditors for the fiscal year ending December 31, 2022.

AUDITORS
Representatives of KPMG are expected to participate in the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions from stockholders.
Fee Information
Audit Fees and Services
KPMG was appointed as our independent registered accounting firm in September 2021 to complete our 2021 audit and to serve as our independent auditor going forward. Withum audited RAC and then the Company until it was dismissed by the Audit Committee of our Board on September 20, 2021. KPMG has audited the financial statements of Archaea Energy LLC and Aria since 2019. The following table presents the aggregate fees billed by KPMG and paid by the Company, Aria, or RAC for the years ended December 31, 2021 and December 31, 2020.
	2021(4)	2020
Audit Fees(1)(4)	$4,838,888	$504,000
Audit-Related Fees(2)	$434,484	$-
Tax Fees	$595,000	$97,447
All Other Fees(3)	$175,000	$-
Total	$6,043,372	$601,447
(1)
Audit fees consist of fees billed for professional services rendered for the audit of our year-end consolidated financial statements and the review of our financial statements included in our quarterly filings on Form 10-Q, as well as services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings. Professional services for the increase in audit scope of the historical 2020, 2019 and 2018 Aria Energy LLC audits incurred in 2021 are included in the 2021 column.

(2)
Audit-Related Fees. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our year-end consolidated financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards.

(3)	All Other Fees. All other fees were for advisory services related to compliance with regulatory reporting requirements.
(4)
$2.098,209 audit fees in the 2021 column represent fees billed for services following the Business Combinations, as well as the subsequent period after the end of year in which KPMG provided services related to the audit of our year-end financials. Audit fees billed by KPMG include the audit of our 2021 consolidated financial statements, including services related to the issuance of reports and consents by the auditor. $40,000 tax fees billed by KPMG primarily relate to tax compliance and tax consulting services related to Aria Energy LLC following the Business Combinations.

Pre-Approval Policies and Procedures
The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent auditors. In recognition of this responsibility, the Audit Committee reviews and, in its sole discretion, pre-approves all audit and permitted non-audit services to be provided by the independent auditors as provided under the Audit Committee charter. The Audit Committee has established policies and procedures regarding pre-approval of all services provided by the independent registered public accounting firm. The audit committee approved or pre-approved all such services for the Company by our independent registered accounting firm in 2021.

Audit Committee Report
The Audit Committee is composed solely of independent directors meeting the applicable requirements of the NYSE rules. The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, for preparing the financial statements, and for the reporting process. The Audit Committee members do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Company’s independent auditors are engaged to audit and report on the conformity of the Company’s financial statements to accounting principles generally accepted in the United States and the effectiveness of the Company’s internal control over financial reporting.
In this context, the Audit Committee reviewed and discussed with management and the independent auditors the audited financial statements for the year ended December 31, 2021 (the “Audited Financial Statements”), management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the independent auditors’ evaluation of the Company’s system of internal control over financial reporting. The Audit Committee has discussed with KPMG LLP, the Company’s independent auditors, the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence and has discussed with the independent auditors the independent auditors’ independence.
Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the Securities and Exchange Commission.
The Audit Committee
James Torgerson (Chair)
Dr. Kathryn Jackson
Joseph Malchow

OTHER INFORMATION
Expenses of Solicitation
The accompanying proxy is solicited by and on behalf of the Board of Directors, and the cost of such solicitation will be borne by Archaea. D.F. King & Co., Inc. may solicit proxies by personal interview, mail, telephone, and electronic communications. We will pay D.F. King & Co., Inc. $17,500 plus variable amounts for additional proxy solicitation services. We will also supply proxy materials to brokers and other nominees to solicit proxies from beneficial owners, and we will reimburse them for their expenses in forwarding solicitation materials. Solicitations also may be made by personal interview, mail, telephone, and electronic communications by directors, officers, and other Archaea employees without additional compensation.
Other Matters
As of the date of this Proxy Statement there are no other matters that we intend to present, or have reason to believe others will present, at the Annual Meeting. If, however, other matters properly come before the Annual Meeting, the accompanying proxy authorizes the persons named as proxies or their substitutes to vote on such matters as they determine appropriate.
Proposals of Stockholders
To be considered for inclusion in the proxy statement and proxy card for the 2023 Annual Meeting, proposals of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be submitted in writing to the Corporate Secretary of Archaea, at the address of our principal offices (see “General” on page 1 of this Proxy Statement), and must be received no later than December 5, 2022. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement and any submitted stockholder proposal must comply with the requirements of Rule 14a-8.
Our Bylaws include separate advance notice provisions applicable to stockholders desiring to bring nominations for directors before an annual stockholders meeting or to bring proposals before an annual stockholders meeting other than pursuant to Rule 14a-8. These advance notice provisions require that, among other things, stockholders give timely written notice to the Secretary of Archaea regarding such nominations or proposals and provide the information and satisfy the other requirements set forth in the Bylaws.
To be timely, a stockholder who intends to present nominations or a proposal at the 2023 Annual Meeting of Stockholders other than pursuant to Rule 14a-8 must provide the information set forth in the Bylaws to the Secretary of Archaea no earlier than January 18, 2023 and no later than February 17, 2023. However, if we hold the 2023 Annual Meeting of Stockholders more than 30 days before, or more than 60 days after, the anniversary of the 2022 Annual Meeting date, then the information must be received no earlier than the 120th day prior to the 2023 Annual Meeting date, and not later than (i) the 90th day prior to the 2023 Annual Meeting date or (ii) the 10th day after public disclosure of the 2023 Annual Meeting date, whichever is later. If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.
Householding; Availability of Annual Report on Form 10-K and Proxy Statement
A copy of our 2021 Annual Report accompanies this Proxy Statement. If you and others who share your mailing address own common stock in street name, meaning through a bank, brokerage firm, or other nominee, you may have received a notice that your household will receive only one annual report and proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, from each company whose stock is held in such accounts. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it, and a single copy of this Proxy Statement and the 2021 Annual Report (and/or a single copy of our Notice of Internet Availability of Proxy Materials) has been sent to your address. Each street name stockholder receiving this Proxy Statement by mail will continue to receive a separate voting instruction form.
If you would like to revoke your consent to householding and in the future receive your own set of proxy materials (or your own Notice of Internet Availability of Proxy Materials, as applicable), or if your household is currently receiving multiple copies of the same items and you would like in the future to receive only a single copy at your address, please contact Broadridge Financial Solutions, Inc., Householding Department, in writing at 51 Mercedes Way, Edgewood, New York 11717; or by telephone: (800) 542-1061. You will also have an opportunity to opt in or opt out of householding by contacting your bank or broker.
If you would like an additional copy of the 2021 Annual Report, this Proxy Statement, or the Notice of Internet Availability of Proxy Materials, these documents are available in digital form for download or review by visiting www.proxyvote.com. Alternatively, we will promptly send a copy of these documents to you without charge upon request by mail to Investor Relations, Archaea Energy Inc., 4444 Westheimer Road, Suite G450, Houston, TX 77027, by email to investor@archaeaenergy.com, or by calling 346-708-8271. Please note, however, that if you did not receive a printed copy of our proxy materials and you wish to receive a paper proxy card or voting instruction form or other proxy materials for the purposes of the Annual Meeting, you should follow the instructions included in your Notice of Internet Availability of Proxy Materials.
Holders in street name can register for electronic delivery with their bank or broker or they can request to receive electronic delivery after they vote their shares at www.proxyvote.com.. Electronic delivery of stockholder communications helps save Archaea money by reducing printing and postage costs.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LFG2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D69241-P68320

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARCHAEA ENERGY INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) J. Kyle Derham
02) Dr. Kathryn Jackson
03) Scott Parkes

The Board of Directors recommends you vote FOR the following proposal:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D69242-P68320

ARCHAEA ENERGY INC.
Annual Meeting of Stockholders
May 18, 2022 11:00 AM EDT
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Daniel J. Rice IV and Nicholas Stork, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ARCHAEA ENERGY INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be opened at 10:45 A.M. EDT on May 18, 2022 at www.virtualshareholdermeeting.com/LFG2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side